INTERNATIONAL GAME TECHNOLOGY
Exhibit 10.2 to Form 10Q for period ended March 31, 2007
Summary of Named Executive Officer and Director Compensation Arrangements
Executive Officers
In addition to the base salaries noted in the table below, compensation arrangements for our executive officers include benefits paid under any applicable employment contracts, other IGT Plans for Management Bonus (including Cash Sharing), Stock Incentives, Profit Sharing, and Deferred Compensation as more fully described in exhibits to our annual report on Form 10-K. These individuals also receive certain perquisites as explained in our annual proxy statement. Except where noted that employment contracts have been filed as exhibits, these are at-will employment arrangements.

		Base
Name	Title	Salary (1)
Thomas J. Matthews (2)	President, Chief Executive Officer and Chief Operating Officer	$800,000
Maureen T. Mullarkey(2)	Executive Vice President, Chief Financial Officer and Treasurer	$500,000
Stephen W. Morro	President, North America Gaming Division	$500,000
David D. Johnson	Executive Vice President, Operations	$500,000
Robert A. Bittman	Executive Vice President, Product Strategy	$400,000

(1)	Amounts reported in our proxy statement may vary depending on the timing of pay period during the fiscal year

(2)	Employment contracts have been filed in separate exhibits to our most recent annual report on Form 10-K
Directors
Non-employee directors receive an annual fee of $50,000 and $1,500 for each committee meeting attended. Additionally, each non-employee director receives non-qualified stock options to purchase 40,000 shares of common stock upon his or her initial election to the board of directors at an exercise price equal to the closing price of the common stock on the date of grant. Every year thereafter, each non-employee director receives non-qualified stock options to purchase 24,000 shares of common stock upon his or her re-election to the board at an exercise price equal to the closing price of the common stock on the date of grant. Stock option grants to non-employee directors vest in three equal annual installments. Directors who are also executive officers do not receive any fees or additional remuneration to serve on our board or its committees.